Exhibit 10.16

Loan Agreement

Lender: Takung Cultural Development (Tianjin) Co., Ltd., a registered company in the People's Republic of China, registration number: 500105000229308

Borrower: Chongqing Aoge Import and Export Co., Ltd., a registered company in the People's Republic of China, registration number: 101800006257

Guarantor: Wang Daquan

The three parties have fully negotiated and signed this contract.

Article 1. The borrower borrows RMB 140,000,000.00 from the lender due to the needs of capital turnover, starting from the day when the lender pays all the money to the borrower, and the loan period is up to 1 year. The loan will be paid in three installments. The first installment is RMB5,000,000, the second installment is RMB5,000,000, and the third installment is RMB4,000,000.

Article 2: During the loan period, the borrower shall pay interest to the lender according to the actual loan period and the standard of 0% annual interest.

Article 3: Upon expiration of the loan period, the borrower will return the principal of RMB14,000,000.00 to the lender in one lump sum, and the borrower is allowed to repay it in RMB or the equivalent in Hong Kong dollars (the exchange rate is calculated based on the three-day average exchange rate after the RMB borrower receives RMB. According to the following link http:// http://www.commercial.hsbc.com.hk/1/2/commercial/forms-tools/tools/fx-rates). The loan period can be shortened or extended with the prior agreement of both parties.

Article 4, the borrower designates the following accounts as special accounts for borrowing, and the borrower remits the loan to the above-mentioned special account is deemed to have provided the borrower with the loan, and the borrower and the guarantor guarantee the legal transfer and use of funds, and bear the relevant legal liability.

Account Name: Chongqing Ao Ge Import and Export Co., Ltd.

Account Bank: China Construction Bank Chongqing Guanyinqiao Branch Account Number: 500636000502370100

Article 5: The guarantor shall bear joint guaranty responsibilities for the borrower’s full repayment responsibilities under this contract, including but not limited to the principal, interest, and various expenses for the realization of the creditor’s rights

Article 6: This contract is in triplicate, the lender, the borrower and the guarantor each hold one copy, all of which have the same effect

Article 7: This contract will take effect on the day when it is signed by the three parties.

Lender: Takung Cultural Development (Tianjin) Co., Ltd.

(Stamp)

Date 13/6/2019

Borrower: Chongqing Zadaji Export Co., Ltd.

(Stamp)

Date 13/6/2019

Guarantor: Wang Daquan

/S/ Wang Daquan

Date 13/6/2019